UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia		1-9819		52-1549373
(State or other jurisdiction of incorporation)		(Commission File Number)		(IRS Employer Identification No.)
4991 Lake Brook Drive,	Suite 100
Glen Allen,	Virginia			23060-9245
(Address of principal executive offices)				(Zip Code)
		(804)	217-5800
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DX	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange
6.900% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2

of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information contained in Item 7.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.02.

Item 7.01 Regulation FD Disclosure.

Dynex Capital, Inc. (the “Company”) held a conference call for investors on April 15, 2020. A replay of the call is accessible online at www.dynexcapital.com and will be available for 90 days. On the call the Company disclosed the following information:

•The Board of Directors of the Company established separate share repurchase programs for up to $40 million of outstanding common stock of the Company and up to $40 million of outstanding preferred stock of the Company.

•Core net operating income per common share for the first quarter of 2020 is estimated to exceed the common stock dividends declared during the period of $0.45 per common share.

•Book value per common share at March 31, 2020 is estimated to be in the range of $16.00-$16.20, and book value per common share at April 9, 2020 is estimated to be in a similar range.

•Beginning March 27, 2020 through April 9, 2020, the Company contracted to sell approximately $1.2 billion in Agency CMBS with 90% of the sales after March 31, 2020, at a substantial gain versus amortized cost.

•As of April 9, 2020, the Company’s investment portfolio was approximately $2.3 billion, consisting of $1.2 billion in Agency CMBS and CMBS IOs, $900 million in Agency RMBS, and a net short TBA position of $515 million.

•The Company forecasts that, as of April 17, 2020, leverage as measured by total liabilities divided by total shareholders’ equity will be in the range of 3.5-4 times.

•The Company forecasts that, as of April 17, 2020, total liquidity as measured by cash and unencumbered Agency RMBS is expected to be approximately $275 million.

The Company will provide additional details about the results for the first quarter of 2020 and material investment and other activity post the first quarter, including its outlook for earnings, in the Company’s quarterly earnings release and investor call in early May 2020. The timing, price, and volume of any share repurchases will be based on market conditions, relevant securities law and other factors. Share repurchases may be made from time to time through open market purchases, privately-negotiated transactions, or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934.

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words believe, expect, forecast, anticipate, estimate, project, plan, and similar expressions, such as financial estimates or forecasts including forecasted leverage and liquidity, identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The Company’s actual results, timing of certain events and the impact of the novel coronavirus outbreak and the Federal Reserve’s reaction to it on the U.S. financial markets could differ considerably from those projected and/or contemplated by those forward-looking statements, including as a result of unforeseen external factors or risks. For additional information on these factors or risks, see the Company’s Annual Report on Form 10-K for the period ending December 31, 2019, as filed with the SEC. The document may be found on the Company’s website (www.dynexcapital.com) under Investor Center, as well as on the SEC’s website (www.sec.gov).

Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	April 16, 2020	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer